Exhibit 10.8
FIRST AMENDMENT
TO THE
AON DEFERRED COMPENSATION PLAN
This First Amendment (the “Amendment”) to the Aon Deferred Compensation Plan, as amended and restated as of September 20, 2013 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”), to be effective as set forth below.
RECITALS
WHEREAS, Section 6.04 of the Plan allows the Board of Directors of the Company to amend the Plan, and the Board has delegated to the undersigned officers of the Company the authority to make certain amendments to the Plan; and
WHEREAS, the undersigned officers desire to amend the Plan as set forth herein;
NOW, THEREFORE, Section 6.04 of the Plan is hereby amended, effective as of the date hereof, 2015, by adding a new paragraph at the end thereof as follows:
Notwithstanding anything in this Plan to the contrary, the Plan shall be terminated, effective as of April 30, 2015 (the “Termination Date”), with respect to all Participants who experienced a “change of control” (within the meaning of Code Section 409A) in connection with the sale of Aon eSolutions, Inc. pursuant to the Stock Purchase Agreement, dated as of August 15, 2014, by and between Aon Risk Services Companies, Inc., a Maryland corporation, Aon Risk Services Central, Inc., an Illinois corporation, and UK Apple Holdco Limited, a private limited company organized under the laws of England and Wales. In accordance with Code Section 409A, the balance of each Participant’s Accounts as of the Termination Date shall be distributed to such Participant no later than May 31, 2015.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officers, this 20th day of March, 2015.

AON CORPORATION	AON CORPORATION

By:	By:

/s/ Christa Davies	/s/ Gregory J. Besio
Christa Davies	Gregory J. Besio
Executive Vice President and Chief	Executive Vice President and Chief Financial
Officer	Human Resources Officer